LETTERHEAD OF
                                WIGHAM RICHARDSON
                               SHIPBROKERS LIMITED




                                                              27th October, 1998

TO: THE BOARD OF DIRECTORS OF:

Millenium Seacarriers, Inc.
Oakmont Shipping and Trading Limited        Rapid Ocean Carriers, Inc.
Topscale Shipping Company Limited           Conifer Shipping Company Limited
Ivy Navigation Ltd.                         Millenium Aleksander, Inc.
Millenium Elmar, Inc.                       Millenium II, Inc.
Millenium III, Inc.                         Millenium IV, Inc.
Millenium V, Inc.                           Millenium VI, Inc.
Millenium VII, Inc.                         Millenium Amethyst, Inc.
Millenium Yama, Inc.                        Millenium Majestic, Inc.


   Re: Registration Statement offering 12% First Priority Exchange Ship Mortgage
       Notes Due 2005 by the above referenced Registrants on Form F-4.
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Ladies and Gentlemen:

         We hereby consent to the use in the Prospectus constituting part of the above captioned Registration Statement to be filed on Form F-4, of this firm's name in the form and context in which the same appears.


                                              Very truly yours,

                                              /s/ Paul Dugdale

                                     WIGHAM-RICHARDSON SHIPBROKERS LIMITED